Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 to the Registration Statement on Form S-3 of our report dated September 13, 2005 relating to the financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Mercury Computer Systems, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2005.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

May 26, 2006